UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656

(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, Constance R. Johnsen, the Principal Accounting Officer of Snap-on Incorporated (the “Company”), as well as its Vice President and Controller, informed the Company that she intends to retire on or about April 30, 2017. Richard K. Strege, currently Vice President, Internal Audit, Controls and Compliance, was elected as Vice President and Controller, as well as Principal Accounting Officer, by the Company’s Board of Directors, effective upon Ms. Johnsen’s retirement.

Mr. Strege, age 59, has served as Vice President, Internal Audit, Controls and Compliance, since 2007. Mr. Strege previously served as the Company’s Director, Business Footprint and Corporate Accounting Services, and Director, Corporate Accounting. Prior to joining the Company in 2001, he held senior accounting roles at CNH Industrial, Case Corporation and Applied Power Inc. Mr. Strege holds a Master of Business Administration degree from the Keller Graduate School of Management and a Bachelor of Business Administration degree from the University of Wisconsin-Milwaukee, and is a Certified Public Accountant.

Mr. Strege will continue to be eligible to participate in the Company’s incentive plans, and changes in his compensation will be determined in the future.

Mr. Strege does not have any business relationships with the Company requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: March 8, 2017	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary